UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	September 14, 2004

YDI WIRELESS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29053 (Commission file number)	04-2751645 (IRS employer identification no.)

8000 Lee Highway, Falls Church, VA (Address of principal executive offices)	22042 (Zip code)

Registrant's telephone number, including area code:	(703) 205-0600

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

        On September 14, 2004, Terabeam Wireless, the business name of YDI Wireless, Inc., signed a stock purchase agreement pursuant to which it agreed to repurchase 4,183,183 shares of its common stock from Michael F. Young. The aggregate purchase price for this stock was $6,500,000. The repurchased stock constituted approximately 15.5% of the company’s 26,979,418 shares of common stock outstanding prior to the repurchase.

        The foregoing description of the stock purchase agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of stock the purchase agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

                 (c)  Exhibits

                  See Exhibit Index.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2004	YDI WIRELESS, INC. By: /s/ David L. Renauld David L. Renauld Vice President

EXHIBIT INDEX

Number 10.1	Title Stock Purchase Agreement between the Registrant and Michael F. Young dated as of September 14, 2004.